NEWS RELEASE
February 24, 2022

KAMAN REPORTS 2021 RESULTS

Full Year 2021 Highlights:
•Achieved our earnings targets by leveraging our new operations excellence model
•Net sales: $709 million
•Gross margin: 33.4%
•Earnings from continuing operations: $43.7 million
•Adjusted EBITDA*: $95.5 million; Adjusted EBITDA margin*: 13.5%
•Diluted earnings per share from continuing operations: $1.57 per share, $1.93 per share adjusted*
•Cash flow from operating activities: $48.7 million
•Adjusted free cash flow*: $56.3 million

Fourth Quarter 2021 Highlights:
•Net sales: $175.1 million
•Earnings from continuing operations: $9.2 million
•Adjusted EBITDA: $23.6 million; Adjusted EBITDA margin: 13.5%
•Diluted earnings per share from continuing operations: $0.33 per share, $0.48 per share adjusted
•Cash flow from operating activities: $34.6 million
•Adjusted free cash flow of $28.4 million

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$175,147	$179,836	$185,288	$708,993	$784,459
Earnings (loss) from continuing operations	9,169	14,667	(31,420)	43,676	(70,434)
Adjusted EBITDA*	23,591	27,816	17,266	95,464	102,932
Adjusted EBITDA margin*	13.5%	15.5%	9.3%	13.5%	13.1%
Diluted earnings (loss) per share from continuing operations	$0.33	$0.53	$(1.13)	$1.57	$(2.54)
Adjusted diluted earnings per share from continuing operations*	0.48	0.60	0.41	1.93	2.11
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted free cash flow and Adjusted diluted earnings per share from continuing operations. See tables 6-12 for reconciliations to the most comparable GAAP measure.

BLOOMFIELD, Conn. (February 24, 2022) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter and full year ended December 31, 2021.

"Kaman made significant progress in 2021 through the deployment of our new operations excellence model, which provides a sustainable foundation to achieve our financial targets. For the year, we achieved the targets for our adjusted metrics of EBITDA, EBITDA margin and earnings per share and delivered significantly more free cash flow. Gross margin increased more than 200 basis points to 33.4% driven by improved performance in several of our businesses, primarily in our seals, springs and contacts products. Additionally, our focus on reducing costs is providing long term benefits as evidenced by a decline in SG&A expenses," said Ian K. Walsh, Chairman, President and Chief Executive Officer.

"Beginning this quarter, we reported our results under a new segment structure. This reinforces Kaman's commitment to provide transparency of performance in support of our growth strategy and portfolio management. The three segments are Engineered Products, Precision Products and Structures. The new reporting segments align well with our product capabilities and our recently launched brand structure."

"During the fourth quarter we saw sequential improvement in sales to Boeing and Airbus, making it the second straight quarter of increased volumes. While we saw improved sales in the commercial, business and general aviation markets, results for the company declined, impacted by lower JPF sales in our Precision Products segment and lower demand for medical and industrial products in our Engineered Products segment. Demand in the medical and industrial markets declined slightly compared to the third quarter 2021, however, they remain elevated compared to 2020. Additionally, we continued to see strong cash generation in the fourth quarter leading to an Adjusted free cash flow of $28.4 million."

"We are committed to growing our business through innovation and have reached a number of milestones in 2021. In the first quarter, we began production of highly engineered products utilizing our proprietary Titanium Diffusion Hardening process. In the third quarter we unveiled our KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. In October 2021, we successfully completed the demonstration of two flight tests of FireBurstTM enhanced fuzing capability, a Kaman patented height of burst solution. These accomplishments support our strategic priority of achieving top quartile performance in the markets we serve," said Walsh.

Outlook

"Demand for Kaman's products should improve as end markets recover from the impact of the pandemic. The progress for Kaman will follow the acceleration of orders in the commercial, business and general aviation markets. In the latter part of 2022, we expect to see growth in our Engineered Products segment combined with improvement in our Structures segment resulting from our operations excellence efforts and a focus on adding new more profitable businesses. In our Precision Products segment, we will continue to manage prospective JPF direct commercial sales orders, which can be difficult to predict. For 2022 we expect the improvements in our other segments to mostly offset the decreased volumes for this program.

"We continue to see meaningful order increases across the commercial aerospace, defense as well as medical and industrial end markets, led by especially strong order intake for our bearings, springs, seals and contacts products. In addition, we entered into a follow-on multi-year contract with Sikorsky in December 2021 to continue the manufacture of the UH-60 Black Hawk cockpits. The strength in order activity gives us confidence that the backlog level we saw at the end of 2021 can be maintained, " Walsh said.

See Table 5 of this release for a full outlook summary for 2022.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; and proprietary spring energized seals, springs and contacts.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$82,549	$84,399	$79,929	$317,683	$315,063
Operating income	12,784	15,563	8,735	43,097	33,561
Adjusted EBITDA	19,364	22,120	17,212	69,403	65,367
Adjusted EBITDA margin	23.5%	26.2%	21.5%	21.8%	20.7%

Three months ended December 31, 2021 versus three months ended October 1, 2021 - Adjusted EBITDA decreased $2.8 million and margin decreased 2.7 percentage points versus the third quarter of 2021. Compared to the prior period, volume declined modestly for products serving the medical end market.

Three months ended December 31, 2021 versus three months ended December 31, 2020 - Adjusted EBITDA increased $2.2 million and margin increased 2.0 percentage points versus the fourth quarter of 2020. Results improved compared to the prior period driven by higher sales and gross margin for products serving the medical end market and lower salary and wage expense at certain foreign locations partially offset by lower gross profit on our defense bearings.

Full year ended December 31, 2021 versus full year ended December 31, 2020 - Adjusted EBITDA increased $4.0 million and margin increased 1.1 percentage points versus 2020. Compared to the prior period, sales and gross profit increased on seals, springs and contacts for medical implantables, medical devices and analytical instruments. This was partially offset by lower sales volume of commercial bearing products driven by impacts of COVID-19 on the commercial aerospace end market.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned aerial system and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$60,673	$63,584	$69,532	$256,329	$302,509
Operating income	8,662	14,283	14,221	55,366	74,033
Adjusted EBITDA	9,703	15,305	15,289	59,514	77,739
Adjusted EBITDA margin	16.0%	24.1%	22.0%	23.2%	25.7%

Three months ended December 31, 2021 versus three months ended October 1, 2021 - Adjusted EBITDA decreased $5.6 million and margin decreased 8.1 percentage points versus the third quarter of 2021. Results declined compared to the prior period primarily due to lower gross profit associated with the K-MAX® program and higher R&D spend associated with new technologies, such as KARGO UAV unmanned aerial system.

Three months ended December 31, 2021 versus three months ended December 31, 2020 - Adjusted EBITDA decreased $5.6 million and margin decreased 6.0 percentage points versus the fourth quarter of 2020. Results declined compared to the prior period, driven by lower margin on K-MAX® aircraft sales and higher R&D spend primarily on KARGO UAV unmanned aerial system.

Full year ended December 31, 2021 versus full year ended December 31, 2020 - Adjusted EBITDA decreased $18.2 million and margin decreased 2.5 percentage points versus 2020. Compared to the prior period, JPF DCS sales and associated gross profit decreased and gross profit on legacy fuzing programs declined. This was partially offset by higher sales and gross profit on the JPF USG program and higher sales volume and gross profit on the SH-2G program with New Zealand.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$31,925	$31,853	$35,827	$134,981	$166,887
Operating income (loss)	275	556	(6,534)	(340)	(8,858)
Adjusted EBITDA	1,164	1,413	(5,307)	3,122	(3,657)
Adjusted EBITDA margin	3.6%	4.4%	(14.8)%	2.3%	(2.2)%

Three months ended December 31, 2021 versus three months ended October 1, 2021 - Adjusted EBITDA and margin were relatively unchanged compared to the third quarter of 2021. Results were impacted by lower gross profit due to changes in profit estimates for long term contracts offset by higher sales volumes on our AH-1Z program.

Three months ended December 31, 2021 versus three months ended December 31, 2020 - Adjusted EBITDA increased $6.5 million and margin increased 18.4 percentage points versus the fourth quarter of 2020. Compared to the prior period, results improved driven by the absence of losses from the former UK composites business and higher gross profit on certain metallic structure programs due to our continuous improvement efforts.

Full year ended December 31, 2021 versus full year ended December 31, 2020 - Adjusted EBITDA increased $6.8 million and margin increased 4.5 percentage points versus 2020. Compared to the prior period, results increased driven by the absence of losses from the former UK Composites business and higher sales and gross profit on the A-10 program. This was partially offset by lower gross profit on the Boeing Wing-to-Body Fairing program.

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

OUTLOOK

Table 5. Outlook
Millions of U.S. dollars (except share data)	2021	2022 Outlook
	Actual	Low End	High End
Net Sales	$709.0	$720.0	$740.0

Adjusted EBITDA
Earnings from continuing operations	$43.7	$49.3	$53.5
Interest expense, net	16.3	15.7	15.7
Income tax expense	16.8	13.1	14.2
Non-service pension and post retirement benefit income	(26.2)	(21.1)	(21.1)
Other income, net	(0.1)	(0.9)	(0.9)
Income from TSA	(0.9)	—	—
Depreciation and amortization	36.6	37.6	37.6
Other adjustments	9.3	—	—
Adjusted EBITDA	$95.5	$93.7	$99.0
Adjusted EBITDA margin	13.5%	13.0%	13.4%

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$1.57	$1.75	$1.90
Adjustments	0.36	—	—
Adjusted diluted earnings per share	$1.93	$1.75	$1.90

Cash Flow
Cash flow from operating activities(1)	$48.7	$65.0	$75.0
Bal Seal Acquisition Retention Payment	25.1	—	—
Expenditures for property, plant and equipment	(17.5)	(25.0)	(25.0)
Adjusted free cash flow	$56.3	$40.0	$50.0

Discretionary Pension Contribution	$10.0	$—	$—
(1) Cash flow from operating activities in 2021 includes the $25.1 million payment to Bal Seal employees which represents purchase price paid to the former Bal Seal owners that was accounted for as compensation expense under ASC 805 in 2020.

CONFERENCE CALL
A conference call has been scheduled for tomorrow, February 25, 2022, at 8:30 AM ET. The call will be accessible by telephone within the U.S. at (844) 473-0975 and from outside the U.S. at (562) 350-0826 (using the Conference I.D.: 3966827) or via the Internet at www.kaman.com. A replay will be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference I.D.: 3966827. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the fourth quarter 2021 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/investor-presentations.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the periods presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended December 31, 2021, October 1, 2021 and December 31, 2020 and twelve-month fiscal periods ended December 31, 2021 and December 31, 2020. The following tables illustrate the calculation of Adjusted EBITDA:

Table 6. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Sales from continuing operations	$175,147	$82,549	$60,673	$31,925	$—

Earnings (loss) from continuing operations, net of tax	$9,169

Interest expense, net	4,058
Income tax expense (benefit)	6,676
Non-service pension and post retirement benefit income	(6,397)
Other income, net	(417)
Operating income (loss)	$13,089	$12,784	$8,662	$275	$(8,632)
Depreciation and amortization	9,180	6,580	1,041	889	670
Restructuring and severance costs	675	—	—	—	675
Cost associated with corporate development activities	647	—	—	—	647
Other Adjustments	$10,502	$6,580	$1,041	$889	$1,992

Adjusted EBITDA	$23,591	$19,364	$9,703	$1,164	$(6,640)
Adjusted EBITDA margin	13.5%	23.5%	16.0%	3.6%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.7 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended October 1, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Sales from continuing operations	$179,836	$84,399	$63,584	$31,853	$—

Earnings (loss) from continuing operations, net of tax	$14,667

Interest expense, net	3,646
Income tax expense (benefit)	4,447
Non-service pension and post retirement benefit income	(6,612)
Other income, net	(172)
Income from TSA	(14)
Operating income (loss)	$15,962	$15,563	$14,283	$556	$(14,440)
Depreciation and amortization	9,083	6,557	1,022	857	647
Restructuring and severance costs	2,611	—	—	—	2,611
Cost associated with corporate development activities	136	—	—	—	136
Costs from transition service agreement	24	—	—	—	24
Other Adjustments	$11,854	$6,557	$1,022	$857	$3,418

Adjusted EBITDA	$27,816	$22,120	$15,305	$1,413	$(11,022)
Adjusted EBITDA margin	15.5%	26.2%	24.1%	4.4%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.6 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 8. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended December 31, 2020
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Sales from continuing operations	$185,288	$79,929	$69,532	$35,827	$—

Earnings (loss) from continuing operations, net of tax	$(31,420)

Interest expense, net	4,888
Income tax expense (benefit)	(6,708)
Non-service pension and post retirement benefit income	(4,062)
Other income, net	(304)
Income from TSA	(586)
Operating income (loss)	$(38,192)	$8,735	$14,221	$(6,534)	$(54,614)
Depreciation and amortization	11,695	8,477	1,068	1,227	923
Impairment on assets held for sale	36,285	—	—	—	36,285
Restructuring and severance costs	539	—	—	—	539
Cost associated with corporate development activities	207	—	—	—	207
Bal Seal acquisition costs	45	—	—	—	45
Cost of acquired Bal Seal retention plans	5,704	—	—	—	5,704
Costs from transition services agreement	983	—	—	—	983
Other Adjustments	$55,458	$8,477	$1,068	$1,227	$44,686

Adjusted EBITDA	$17,266	$17,212	$15,289	$(5,307)	$(9,928)
Adjusted EBITDA margin	9.3%	21.5%	22.0%	(14.8)%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $43.7 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 9. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Sales from continuing operations	$708,993	$317,683	$256,329	$134,981	$—

Earnings (loss) from continuing operations, net of tax	43,676

Interest expense, net	16,290
Income tax expense (benefit)	16,832
Non-service pension and post retirement benefit income	(26,229)
Other income, net	(142)
Income from TSA	(931)
Operating income (loss)	$49,496	$43,097	$55,366	$(340)	$(48,627)
Depreciation and amortization	36,654	26,306	4,148	3,462	2,738
Restructuring and severance costs	6,154	—	—	—	6,154
Cost associated with corporate development activities	1,198	—	—	—	1,198
Costs from transition services agreement	1,728	—	—	—	1,728
Loss on sale of business	234	—	—	—	234
Other Adjustments	$45,968	$26,306	$4,148	$3,462	$12,052

Adjusted EBITDA	$95,464	$69,403	$59,514	$3,122	$(36,575)
Adjusted EBITDA margin	13.5%	21.8%	23.2%	2.3%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $8.1 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 10. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Twelve Months Ended December 31, 2020
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims*
Adjusted EBITDA
Consolidated Results
Sales from continuing operations	$784,459	$315,063	$302,509	$166,887	$—

Earnings (loss) from continuing operations, net of tax	$(70,434)

Interest expense, net	19,270
Income tax expense (benefit)	(7,730)
Non-service pension and post retirement benefit income	(16,250)
Other income, net	(728)
Income from TSA	(8,439)
Operating income (loss)	$(84,311)	$33,561	$74,033	$(8,858)	$(183,047)
Depreciation and amortization	43,899	31,574	3,706	5,201	3,418
Non-cash, non tax goodwill impairment charge	50,307	—	—	—	50,307
Impairment on assets held for sale	36,285	—	—	—	36,285
Restructuring and severance costs	8,359	—	—	—	8,359
Cost associated with corporate development activities	4,539	—	—	—	4,539
Bal Seal acquisition costs	8,506	—	—	—	8,506
Cost of acquired Bal Seal retention plans	22,814	—	—	—	22,814
Inventory step-up associated with Bal Seal acquisition	2,355	2,355	—	—	—
Costs from transition services agreement	12,515	—	—	—	12,515
Senior leadership transition	280	—	—	—	280
Reversal of employee tax-related matters in foreign operations	(1,859)	(1,859)	—	—	—
Reversal of environmental accrual at GRW	(264)	(264)	—	—	—
Gain on sale of business	(493)	—	—	—	(493)
Other Adjustments	$187,243	$31,806	$3,706	$5,201	$146,530

Adjusted EBITDA	$102,932	$65,367	$77,739	$(3,657)	$(36,517)
Adjusted EBITDA margin	13.1%	20.7%	25.7%	(2.2)%
**Corp/Elims Operating income (Loss) represents the Corporate office expenses and $130.0 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share - Adjusted earnings from continuing operations and adjusted diluted earnings per share are defined as GAAP "Earnings from continuing operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses adjusted earnings from continuing operations and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted earnings from continuing operations and adjusted diluted earnings per share:

Table 11. Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	December 31, 2021			December 31, 2020
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Earnings (loss) from continuing operations	$15,845	$9,169	$0.33	$(38,128)	$(31,420)	$(1.13)

Adjustments:
Impairments on assets held for sale	—	—	—	36,285	36,285	1.31
Restructuring and severance costs	675	530	0.02	539	416	0.01
Costs associated with corporate development activities	647	508	0.02	207	160	0.01
Bal Seal acquisition costs	—	—	—	45	35	—
Cost of acquired Bal Seal retention plans	—	—	—	5,704	5,704	0.21
Costs from transition services agreement	—	—	—	983	758	0.02
Income from transition services agreement	—	—	—	(586)	(452)	(0.02)
Tax-related items	3,131	3,131	0.11	—	—	—
Adjustments	$4,453	$4,169	$0.15	$43,177	$42,906	$1.54

Adjusted earnings from continuing operations	$20,298	$13,338	$0.48	$5,049	$11,486	$0.41

Diluted weighted average shares outstanding			27,898			27,735

				Three Months Ended October 1, 2021

				Pre-Tax	Tax-Effected	Diluted EPS
Earnings (loss) from continuing operations				$19,114	$14,667	$0.53

Adjustments:
Restructuring and severance costs				2,611	2,003	0.07
Costs associated with corporate development activities				136	104	—
Costs from transition services agreement				24	18	—
Income from transition services agreement				(14)	(11)	—
Adjustments				$2,757	$2,114	$0.07

Adjusted earnings from continuing operations				$21,871	$16,781	$0.60

Diluted weighted average shares outstanding						27,888

Table 11 (cont). Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2020
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Earnings (loss) from continuing operations	$60,508	$43,676	$1.57	(78,164)	$(70,434)	$(2.54)

Adjustments:
Noncash, non tax goodwill impairment charge	—	—	—	50,307	50,307	1.82
Impairment on assets held for sale	—	—	—	36,285	36,285	1.31
Restructuring and severance costs	6,154	4,810	0.17	8,359	6,448	0.23
Costs associated with corporate development activities	1,198	941	0.04	4,539	3,501	0.13
Bal Seal acquisition costs		—	—	8,506	6,602	0.24
Cost of acquired Bal Seal retention plans	—	—	—	22,814	22,814	0.82
Inventory step-up associated with Bal Seal acquisition	—	—	—	2,355	1,828	0.06
Costs from transition services agreement	1,728	1,370	0.05	12,515	9,654	0.34
Income from transition services agreement	(931)	(739)	(0.03)	(8,439)	(6,510)	(0.23)
Senior leadership transition	—	—	—	280	216	0.01
Employee tax-related matters in foreign operations	—	—	—	(1,859)	(1,692)	(0.06)
Reversal of environmental accrual at GRW	—	—	—	(264)	(187)	(0.01)
Loss (gain) on sale of business	234	234	0.01	(493)	(370)	(0.01)
Tax-related items	3,131	3,131	0.11	—	—	—
Tax effect on sale of UK operations	287	287	0.01	—	—	—
Adjustments	$11,801	$10,034	$0.36	$134,905	$128,896	$4.65

Adjusted earnings from continuing operations	$72,309	$53,710	$1.93	$56,741	$58,462	$2.11

Diluted weighted average shares outstanding			27,891			27,723

Adjusted Free Cash Flow - Adjusted free cash flow is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period and any adjustments that are representative of the Company's cash generation or usage in the period. For 2021 we adjusted free cash flow to remove the cash payment made to Bal Seal employees under the retention plan established by the former owners of Bal Seal. Management believes free cash flow from continuing operations and adjusted free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow and adjusted free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses free cash flow and Adjusted free cash flow internally to assess overall liquidity. The following table illustrates the calculation of adjusted free cash flow.

Table 12. Adjusted Free Cash Flow (unaudited)
Thousands of U.S. dollars	Twelve Months Ended	Nine Months Ended	Three Months Ended
	December 31, 2021	October 1, 2021	December 31, 2021
Net cash provided by operating activities from continuing operations	$48,698	$14,123	$34,575
Expenditures for property, plant & equipment	(17,530)	(11,364)	(6,166)
Cash paid for acquired retention plans (1)	25,108	25,108	—
Adjusted free cash flow	$56,276	$27,867	$28,409
(1) Operating cash flow from continuing operations includes the $25.1 million payment to Bal Seal employees from the first quarter of 2021, which represents purchase price paid to the former Bal Seal owners accounted for as compensation under ASC 805.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) changes in geopolitical conditions in countries where the Company does or intends to do business; (v) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vi) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (vii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (viii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (ix) the successful resolution of government inquiries or investigations relating to our businesses and programs; (x) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiv) the accuracy of current cost estimates associated with environmental remediation activities; (xv) the profitable integration of acquired businesses into the Company's operations; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxi) future levels of indebtedness and capital expenditures; (xxii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiii) the effects of currency exchange rates and foreign competition on future operations; (xxiv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxv) future repurchases and/or issuances of common stock;(xxvi) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxvii) the ability to recruit and retain skilled employees; and (xxviii) other risks and uncertainties set forth herein and in our 2021 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
Kary Bare
Investor Relations
(860) 243-7485
kary.bare@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$175,147	$185,288	$708,993	$784,459
Cost of sales	116,445	130,951	472,375	538,877
Gross profit	58,702	54,337	236,618	245,582
Selling, general and administrative expenses	36,292	40,997	152,474	169,485
Goodwill impairment	—	—	—	50,307
Impairment on assets held for sale	—	36,285	—	36,285
Research and development costs	6,068	3,419	16,072	14,755
Intangible asset amortization expense	2,570	4,397	10,468	15,666
Costs from transition services agreement	—	983	1,728	12,515
Cost of acquired retention plans	—	5,704	—	22,814
Restructuring and severance costs	675	539	6,154	8,359
Loss (gain) on sale of business	—	—	234	(493)
Net loss (gain) on sale of assets	8	205	(8)	200
Operating income (loss)	13,089	(38,192)	49,496	(84,311)
Interest expense, net	4,058	4,888	16,290	19,270
Non-service pension and post retirement benefit income	(6,397)	(4,062)	(26,229)	(16,250)
Income from transition services agreement	—	(586)	(931)	(8,439)
Other income, net	(417)	(304)	(142)	(728)
Earnings (loss) from continuing operations before income taxes	15,845	(38,128)	60,508	(78,164)
Income tax expense (benefit)	6,676	(6,708)	16,832	(7,730)
Earnings (loss) from continuing operations	9,169	(31,420)	43,676	(70,434)
Earnings from discontinued operations before gain on disposal, net of tax	—	—	—	—
Gain on disposal of discontinued operations, net of tax	—	—	—	692
Total earnings from discontinued operations	—	—	—	692
Net earnings (loss)	$9,169	$(31,420)	$43,676	$(69,742)

Earnings per share:
Basic earnings (loss) per share from continuing operations	$0.33	$(1.13)	$1.57	$(2.54)
Basic earnings per share from discontinued operations	0.00	0.00	0.00	0.02
Basic earnings (loss) per share	$0.33	$(1.13)	$1.57	$(2.52)
Diluted earnings (loss) per share from continuing operations	$0.33	$(1.13)	$1.57	$(2.54)
Diluted earnings per share from discontinued operations	0.00	0.00	0.00	0.02
Diluted earnings (loss) per share	$0.33	$(1.13)	$1.57	$(2.52)
Average shares outstanding:
Basic	27,896	27,735	27,865	27,723
Diluted	27,898	27,735	27,891	27,723

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$140,800	$104,377
Restricted cash	—	25,121
Accounts receivable, net	73,524	153,806
Contract assets	112,354	108,645
Contract costs, current portion	850	3,511
Inventories	193,100	185,072
Income tax refunds receivable	13,832	5,269
Other current assets	12,083	12,173
Total current assets	546,543	597,974
Property, plant and equipment, net of accumulated depreciation of $251,888 and $228,984, respectively	197,822	210,852
Operating right-of-use assets, net	11,011	12,880
Goodwill	240,681	247,244
Other intangible assets, net	138,074	150,198
Deferred income taxes	15,717	39,809
Contract costs, noncurrent portion	10,249	8,311
Other assets	38,385	39,125
Total assets	$1,198,482	$1,306,393
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$42,134	$60,200
Accrued salaries and wages	38,892	70,552
Contract liabilities, current portion	2,945	39,073
Operating lease liabilities, current portion	4,502	4,305
Income taxes payable	386	19
Liabilities held for sale, current portion	—	18,086
Other current liabilities	32,076	36,177
Total current liabilities	120,935	228,412
Long-term debt, excluding current portion, net of debt issuance costs	189,421	185,401
Deferred income taxes	6,506	7,381
Underfunded pension	21,786	69,610
Contract liabilities, noncurrent portion	16,528	11,019
Operating lease liabilities, noncurrent portion	7,140	9,325
Liabilities held for sale, noncurrent portion	—	1,171
Other long-term liabilities	39,837	47,636
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,434,269 and 30,278,668 shares issued, respectively	30,434	30,279
Additional paid-in capital	248,153	238,829
Retained earnings	750,445	728,764
Accumulated other comprehensive income (loss)	(111,385)	(130,821)
Less 2,573,896 and 2,555,785 shares of common stock, respectively, held in treasury, at cost	(121,318)	(120,613)
Total shareholders’ equity	796,329	746,438
Total liabilities and shareholders’ equity	$1,198,482	$1,306,393

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net earnings (loss)	$43,676	$(69,742)
Less: Total earnings from discontinued operations	—	692
Earnings (loss) from continuing operations	43,676	(70,434)
Adjustments to reconcile net earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	36,654	43,899
Amortization of debt issuance costs	1,836	1,746
Accretion of convertible notes discount	2,957	2,860
Provision for doubtful accounts	575	1,381
Impairment on assets held for sale	—	36,285
Loss (gain) on sale of business	234	(493)
Net (gain) loss on sale of assets	(8)	200
Goodwill impairment	—	50,307
Net loss (gain) on derivative instruments	1,025	(466)
Stock compensation expense	6,687	4,979
Deferred income taxes	20,998	(6,055)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	78,367	7,042
Contract assets	(3,482)	12,629
Contract costs	725	294
Inventories	(10,357)	(18,485)
Income tax refunds receivable	(8,565)	2,763
Operating right of use assets	1,798	1,513
Other assets	3,450	2,490
Accounts payable - trade	(18,398)	(9,227)
Contract liabilities	(30,708)	(29,555)
Operating lease liabilities	(1,918)	(1,560)
Acquired retention plan payments	(25,108)	—
Other current liabilities	(8,880)	16,955
Income taxes payable	295	(4,885)
Pension liabilities	(37,580)	(21,550)
Other long-term liabilities	(5,575)	(6,164)
Net cash provided by operating activities of continuing operations	48,698	16,469
Cash flows from investing activities:
Proceeds from sale of discontinued operations	—	5,223
Proceeds from sale of business, net of cash on hand	(3,428)	493
Expenditures for property, plant & equipment	(17,530)	(17,783)
Acquisition of businesses, net of cash acquired	—	(304,661)
Other, net	(154)	(1,994)
Net cash used in investing activities of continuing operations	(21,112)	(318,722)
Cash flows from financing activities:
Proceeds from exercise of employee stock awards	2,705	4,296
Purchase of treasury shares	(618)	(14,210)
Dividends paid	(22,241)	(22,210)
Other, net	(2,079)	(1,411)
Net cash (used in) provided by financing activities of continuing operations	(22,233)	(33,535)
Net decrease in cash and cash equivalents	5,353	(335,788)
Effect of exchange rate changes on cash and cash equivalents	(642)	337
Cash and cash equivalents and restricted cash at beginning of period	136,089	471,540
Cash and cash equivalents and restricted cash at end of period	$140,800	$136,089